EXHIBIT 8

                         MILBANK, TWEED, HADLEY & McCLOY
                                  (LETTERHEAD)



Chase Preferred Capital Corporation
270 Park Avenue
New York, New York  10017

          Re:  Chase Preferred Capital Corporation - Public
               Offering of 20,000,000 Shares of its
               Cumulative Preferred Stock

Ladies and Gentlemen:

     We are acting as special counsel for Chase Preferred Capital Corporation, a Delaware corporation (the "Company"), in connection with the proposed public offering of an aggregate of 22,000,000 shares (including 2,000,000 shares subject to the Underwriters' over-allotment option) of the Cumulative Preferred Stock, Series A, par value $25.00 per share, of the company. In connection with the proposed offering, the Company has filed Registration Statement No. 333-08001 on Form S-11 (the "Registration Statement"), with the Securities and Exchange Commission for the purpose of registering the Shares under the Securities Act of 1933, as amended. Capitalized terms used and not defined herein have the meaning assigned to them in the Registration Statement.

     We have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company and other documents as we have deemed it necessary to require as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to various questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon certifications by officers






























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of the Company and other appropriate persons and statements contained in the
Registration Statement.

     Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the discussion under the heading "Federal Income Tax Considerations" in the Prospectus insofar as it addresses matters of law or legal conclusions is correct in all material respects.

     We hereby consent to the use of our name under the heading "Federal Income Tax Considerations" in the Prospectus and to the filing of this opinion as
Exhibit 8 to the Registration Statement.

                                        Very truly yours,


                                        /s/ MILBANK, TWEED, HADLEY & McCLOY
BK/HEW